UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 6, 2016

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

LightPath Technologies, Inc.

Form 8-K

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

LightPath Technologies, Inc. (the “Company”) held its Special Meeting of Stockholders (the “Meeting”) on December 6, 2016. A total of 15,653,258 shares of common stock were issued and outstanding as of the record date of the Meeting, November 1, 2016, and a total of 9,320,990 shares were present or represented by proxy and voted at the Meeting, constituting a quorum.  The following proposal was voted on at the Meeting, as described in greater detail in the Company’s Definitive Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on November 8, 2016 (the “Proxy”):

Proposal 1 – Approve the issuance of up to 8,000,000 shares of Class A common stock in connection with the proposed acquisition of ISP Optics Corporation (“ISP”), as required by and in accordance with the applicable rules of The NASDAQ Stock Market LLC. The Company’s stockholders approved the issuance of up to 8,000,000 shares of Class A common stock in connection with the proposed acquisition of ISP. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes

8,894,676	369,552	56,762	0

ITEM 7.01 REGULATION FD DISCLOSURE.

On December 7, 2016, the Company issued a press release on the vote results and pending acquisition of ISP. A copy of the release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibits	Description of Exhibits

99.1	Press Release dated December 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: December 7, 2016	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO